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                                                                  EXHIBIT 99.250

                                      ABB


August 6, 1998

Mr. Terry McManus
Perot Systems Corporation
2244 Walnut Grove Avenue
G03, 3rd Floor
Rosemead, CA 91770

Dear Mr. McManus:

Enclosed for your information and records is an original copy of the Letter Agreement (including attachments) to performance of Stage I of the Independent System Operator Scheduling Applications, Scheduling Infrastructure and Business Systems Contract (the "Contract") and an original copy of the Contract Modification to Implement Stage II to the Independent System Operator Scheduling Applications, Scheduling Infrastructure and Business Systems Contract. The signatures on the originals (Ralph Masiello of ABB Power T&D Company and Terry Winter of the California ISO) are dated 31 July 1998.

Sincerely,

/s/ NELIA PECK
Nelia Peck
Contracts Manager

/mc


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